SCIENCE MANAGEMENT CORPORATION

                      RESTATED CERTIFICATE OF INCORPORATION
                                FILED ON 7/11/96
                               WITH THE SECRETARY
                                STATE OF DELAWARE


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                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                         SCIENCE MANAGEMENT CORPORATION


     SCIENCE MANAGEMENT CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is SCIENCE MANAGEMENT CORPORATION and the name under which the corporation was originally incorporated is THE WORK-FACTOR COMPANY, INC.

        The date of filing its original Certificate of Incorporation with the Secretary of State was December 30, 1957.

     2. This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation to read as herein set forth in full:

                          CERTIFICATE OF INCORPORATION
                                       OF
                         SCIENCE MANAGEMENT CORPORATION

     FIRST. The name of the corporation is SCIENCE MANAGEMENT CORPORATION.

     SECOND. The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The total number of shares of stock which the corporation shall have authority to issue is:

     (a) Ten Million (10,000,000) shares of common stock with the par value of each share of such stock of ten cents ($0.10) amounting in the aggregate to One Million Dollars ($1,000,000). All authorized and issued shares of common stock shall have one (1) vote per share.

     (b) One Million Seven Hundred Fifty Thousand (1,750,000) shares of preferred stock, with the par value of each share of such stock of one dollar ($1.00) amount in the aggregate to One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00), which stock as a class shall have a vote equal to .01% of the vote of all issued and outstanding shares of common stock. The preferred

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sock shall be non-convertible,  non-dividend  bearing and have a preference when redeemed by the corporation or upon liquidation of the corporation equal to One Dollar ($1) for each share of stock issued. The shares of preferred stock may be redeemed by the corporation in accordance with Article IV(A)(ii) of the Fourth Modified Plan of Reorganization of Debtor and Imperial Capital Worldwide Partners, L.P., Co-Proponents, Under Chapter 11 of the United States Bankruptcy Code for Science Management Corporation dated July 7, 1995, in a case entitled In re: Science Management Corporation, Case No. 93-34553(SAS) (hereinafter referred to as the "Plan").

     FIFTH. The corporation is to have perpetual existence.

     SIXTH. The Board of Directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

     SEVENTH. Whenever a compromise or arrangement is proposed between this corporation and substantially all of its creditors or any class of them (holding more than 66 2/3 of the debt then owed by the Corporation) and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

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     EIGHTH. Meetings of stockholders may be held within or without the State of
Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     NINTH. Management:

     (a) Board of Directors:

          (1) Number; Election. The Board of Directors of this corporation shall consist of five (5) directors. As provided under the Plan, initially, following the corporation's emergence from Chapter 11, Imperial Capital Worldwide Partners, L.P. shall designate three (3) of the directors. Initially, following the corporation's emergence from Chapter 11, James A. Skidmore, Jr. shall be a director and Chairman of the Board of Directors and shall have the right to designate one other individual to serve on the Board of Directors. The identity of the names and addresses of the five (5) individuals who are to serve pursuant to the Plan as initial directors of the corporation until the third anniversary of the Effective Date under the Plan and until their successors shall hve been elected and qualified are:



                NAME                                  ADDRESS
              ---------                               -------
         James A. Skidmore, Jr.          641 Ocean, Sea Girt, NJ  08750
         Aaron Locker, Esq.              2 Martin Court, Kings Point, NY  110924
         Harvey Borsuk                   8 E. 63 St., New York, NY  10021
         Jonathan L. Borsuk              46 E. 65th St., New York, NY  10021
         Michelle Borsuk Dana            360 E. 72 St., New York, NY  10021


     Except as expressly provided in this subparagraph (1) or in the event of their prior death, resignation or removal, directors shall be elected annually by the shareholders and shall serve for a term of one year and until their successors shall have been elected and qualified.

          (2) Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a vote of a majority of the entire Board of Directors, and the director or directors so chosen shall hold office until the next election of directors and until a successor is duly elected and shall qualify, unless sooner displaced or, unless a majority of the Board of Directors shall vote to call a special meeting of stockholders to fill such vacancies. If there are

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     no  directors in office,  then an election of directors  may be held in the manner provided by statute. Whenever the holders of any class or classes of stock or series thereof are entitled to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by a majority of the directors elected by such class or classes or series thereof then in office, or by a sole remaining director so elected. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

          (3) Removal of Directors. Directors of this corporation may be removed for cause by the holders of a majority of the shares then entitled to vote at an election of directors, after taking into account the express terms of any class or series of any class of this corporation with respect to such vote. Except as may otherwise be provided by the law, cause for removal shall be construed to exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal, or has been adjudged by a court of competent jurisdiction to be liable for negligence, or misconduct, in the performance of his duty to this corporation in a matter of substantial importance to this corporation, or has been found to have breached any duty owed to the corporation or its stockholders or to have acted in a manner detrimental to the corporation and such adjudication is no longer subject to direct appeal. No decrease or increase in the size of the Board shall shorten or otherwise affect the term of any incumbent director.

          (4) Sale of Subsidiaries. Until the third anniversary of the Effective Date under the Plan, a vote of four of the five directors serving on the Board of Directors of the corporation shall be required for any sale of more than twenty percent of any entity comprising more than twenty-five percent of a total value of the assets of the corporation at the fair market value as provided under Article VI (I) of the Plan.


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     (b) Officer.

          (1) The names of the individuals who are to serve pursuant to the Plan as officers of the corporation are:



                  Title                                     Name
                  -----                                     ----
         President and Chief
           Executive Officer                        James A. Skidmore, Jr.

         Executive Vice President                   Frank S. Rathgeber

         Vice President - Chief
           Financial Officer                        Dennis M. Casey

         Vice President - Administration
           and Secretary                            Marion G. Hilferty


     (c) Stockholder Authorization of Corporation Transactions.

          (1) The sale, lease, exchange or other disposition of all or substantially all of the assets of the corporation shall be authorized only upon receiving at least eighty percent (80%) of the vote of the holders of the corporation's common stock voting at a duly commenced meeting of shareholders; provided, however, that this provision shall be of no force and effect on or after the third anniversary of the Effective Date under the Plan.

          (2) Notwithstanding any other provision herein, in the event the corporation cannot meet its mature and maturing obligations with the honest use of credit, a simple majority of the vote of all voting stockholders voting at a duly convened meeting of shareholders may elect to liquidate, lease, exchange, sell or otherwise dispose of all or substantially all of the assets of the corporation or any portion thereof.

          (3) Except as otherwise provided in the Plan or under applicable law, any action requiring shareholder approval, shall require a vote of a simple majority of shareholders present and voting at a duly convened general or special meeting of shareholders.

     (d) By-law and Series Preferred Stock Provisions:


     The provisions of this Article shall be subject to the express terms of any class or series of any class of series preferred stock of this corporation. The by-laws of this corporation shall not contain any provisions inconsistent with this Article.

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     (e) Stockholder Nominations:

     No person may be nominated for election as a director at an annual or special meeting of this corporation unless written notice of such stockholders' intent to make such nomination has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of this corporation at the principal executive offices of this corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 calendar days in advance of the date of the proxy statement released to stockholders of the corporation in connection with the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting for the current year has been changed by more than 30 calendar days from the corresponding date contemplated at the time of the previous year's proxy statement, such nomination or nominations shall be received by the corporation a reasonable time before the solicitation is made, and (ii) with respect to an election of directors, the close of business on the seventh day following the day on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of any arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of this corporation if so elected. By vote of a majority of the directors present at a meeting, the corporation may refuse to acknowledge the nominations of any person not made in compliance with foregoing procedures.


     TENTH. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for

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monetary damages (including,  without limitation,  any judgment,  amount paid in settlement, fine, penalty, punitive damages, excise tax assessed with respect to an employee benefit plan, or expense of any nature [including attorneys' fees]) for breach of fiduciary duty as a director.


     ELEVENTH. Subject to the provisions of Article Ninth hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in the by-laws or this certificate of incorporation, in the manner now or hereafter prescribed by statute (provided that any amendment, alteration, change or repeal shall not be inconsistent with anything contained in the Plan) and all rights conferred upon stockholders herein are granted subject to this reservation.

     This Restated Certificate of Incorporation of the corporation was duly approved by the United States Bankruptcy Court for the District of New Jersey pursuant to the Plan in accordance with Section 303 of the General Corporation Law of the State of Delaware.


     IN WITNESS WHEREOF, said SCIENCE MANAGEMENT CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by James A. Skidmore, Jr., its President, and attested to by Marion G. Hilferty, its Secretary, as of the 10th day of July, 1996.

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